ANSWERS CORPORATION
102 CAPITAL GAIN STOCK OPTION AGREEMENT
FOR
[  insert name of optionee here  ]

Agreement

1.  Grant of Option      Answers Corporation (the “Company”) hereby grants, as of __________ (“Date of Grant”), to _________________ (the “Optionee”) an option (the “Option”) to purchase up to ____________ shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), at an exercise price per share equal to $__________ (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 2005 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. The Option is a Capital Gain Award and shall be subject to Israeli taxation under the capital gains track of Section 102. The Option will be issued to the Trustee on behalf of the Optionee. The Optionee hereby acknowledges receipt of a copy of the Plan and Trust Agreement, as defined below, and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations including the Ordinance.

2.  Definitions Unless otherwise provided herein, Capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan. [For purposes of this Agreement, the term “Cause” shall have the same meaning as set forth on Exhibit A attached hereto.]

3.  Israeli Tax Compliance

(a) The Optionee agrees that the provisions of Section 102, as the same may be amended from time to time and the agreement that was signed between the Company and the Trustee (the “Trust Agreement”) are fully binding on the Optionee, and shall prevail in case of contradiction, over any other provision in this Agreement or in the Plan. Further, the Optionee agrees to execute and deliver, from time to time, any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, and the rules and regulations promulgated thereunder, all as in effect from time to time.

(b) The Optionee shall not to make any disposition of the Options or the Shares received upon exercise of such Options until the end of the Lockup Period. Should under any circumstances the Options, or the Shares issued upon the exercise thereof, be disposed of prior to the end of the Lockup Period, then, for Israeli tax purposes, the provisions of Section 102 relating to non-compliance with the Lockup Period, shall apply.

(c) The provisions of Section 102 and the rules and regulations promulgated thereunder, all as in effect from time to time relating to the allocation and exercise of options in the Section 102 capital gains track, shall apply to the Options granted hereunder.

(d) Optionee hereby releases the Trustee, the Company and any Related Entity from any liability in respect of any action or decision duly taken with respect to the Plan, the Options or the Shares issued upon exercise of the Options.

(e) The Options, and the Shares issued upon their exercise, will be held by the Trustee in trust on behalf of the Optionee for a period of at least 24 months from date such Options are allocated to the Trustee or such other period as may be required under the Ordinance or as may be approved by the Israeli tax authorities (the “Lockup Period”).

(f) All rights related to the Options and the Shares issued upon their exercise will be held by the Trustee until the end of the Lock-up Period, including any bonus shares or dividends in respect thereof, and will be subject to the provisions of Section 102 regarding the capital gain track taxation thereunder.

(g) Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant, the exercise, sale or other disposition of the Options or the Shares issued upon the exercise thereof, will be borne by the Optionee and Optionee shall be solely liable for all such taxes, fees and other liabilities. Furthermore, the Optionee hereby agrees to indemnify, defend and hold harmless the Company, any Related Entity and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon.

(h) In the event that the Company or the Trustee determines that it is required to withhold any tax as a result of the exercise of the Options, the Optionee, as a condition to the exercise of the Options, shall make arrangements satisfactory to the Company and the Trustee to enable them to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising the Options.

(i) Anything to the contrary notwithstanding, the Trustee shall not release any Options or any Shares issued upon exercise of the Options, prior to the full payment of the Exercise Price by the Optionee and payment by the Optionee of its’ tax liability arising from such Options or Shares issued upon exercise thereof or the Optionee's guarantee of payment of such taxes in a form reasonably acceptable to the Trustee and Company and in compliance with the Ordinance.

4.  Exercise Schedule    Except as otherwise provided in Sections 7 or 10 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The Options shall vest over a period of four years from the Date of Grant, as follows (each date indicated referred to as a “Vesting Date”): One fourth (25%) of the Option shall vest one year after the Grant Date with the remaining three-fourths of the Option to vest in equal monthly amounts over the following thirty-six month period (2.08333% per month); in all cases, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void.

5.  Method of Exercise    (a) The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 4 hereof by written notice ("Exercise Notice") which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company and the Trustee. The Exercise Notice to the Company shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (i) receipt by the Company of such Exercise Notice accompanied by the Exercise Price and (ii) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. After an Exercise Notice has been delivered to the Company (and the Trustee if relevant), it may not be rescinded or revised by the Optionee.

(b) As a condition to the exercise of any of the Options, (i) the Optionee shall sign any and all documents required by the Company, the Trustee or by applicable law, all as in effect from time to time, and (ii) together with the payment of the Exercise Price the Optionee shall deliver to the Company and Trustee proof, reasonably acceptable to the Company and Trustee, the all taxes due in respect of the grant and exercise of the Options have been paid to the relevant tax authorities, or Optionee has made adequate provision to guarantee that all such taxes will be paid on or before the date due therefore, to the satisfaction of the Company and Trustee in their sole discretion.

(c) The Shares issuable upon the exercise of the Options shall be issued to, and in the name of Trustee, unless the Section 102 capital gain track permits the issuance of such Shares to the Optionee.

(d) The Trustee will transfer the Shares to the Optionee upon the Optionee's demand, subject to compliance with the Plan, the Ordinance and this Agreement (including the Lockup Period).

(e) No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

6.  Method of Payment    Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months free and clear of any Lockup Period (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, (e) awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) or (f) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

7.  Termination of Option

(a)  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated for any reason other than by reason of (A) termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the Optionee's death;

(ii)  immediately upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities for Cause;

(iii)  twelve months after the date on which the Optionee’s Continuous Service with the Company and its Related Entities is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)  twelve months after the date of termination of the Optionee’s Continuous Service with the Company and its Related Entities by reason of the death of the Optionee (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 7); or

(v)  the sixth anniversary of the Date of Grant.

(b)  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Option may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Option by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for the outstanding Option by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Option, or (d) settlement of the value of the outstanding Option in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Option that are then exercisable (including any Options that may become exercisable upon the closing date of such transaction). The Optionee may condition his or her exercise of any Option upon the consummation of the transaction. The treatment of any outstanding Options in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control shall comply with all applicable law, including the Ordinance.

8.  Transferability    Unless otherwise determined by the Committee in compliance with applicable law, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.  No Rights of Stockholders    Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10.  Acceleration of Exercisability of Option

(a)  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 7 hereof, and during the Optionee's Continuous Service, there is a “Change in Control”, as defined in Section 9 of the Plan.

(b)  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for this Option, then each outstanding Option shall not be accelerated as described above. For the purposes of this Section 10(b), an Option shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

11.  Miscellaneous Provisions

(a)  No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company or any Related Entity.

(b)  Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

(c)  Entire Agreement.Subject to the provisions of the Plan and the Ordinance, this Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to the Options granted hereunder, and with respect to all options to purchase shares in the Company which have not yet been actually issued or granted, and that any agreement, arrangement or understanding as aforesaid is null and void and of no further force or effect., and the provisions of the Plan and the Ordinance, and this Agreement, together with the exhibits hereto, supersede all prior agreements, understandings and arrangements, oral or written, between the Optionee, the Company and any Related Entity with respect to the subject matter hereof.

(d)  Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is further subject to the Ordinance and if and to the extent that the Plan or this Agreement conflict or are inconsistent with the Ordinance, then the Ordinance shall control, The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

(e)  The Optionee acknowledges that the Company may issue additional shares of capital stock and to issue additional options to purchase stock in the future to various entities and individuals, as the Company in its sole discretion shall determine.

(f)  Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given (i) by registered or certified mail, postage prepaid, return receipt requested, effective 7 days after posting, (ii) by confirmed fax, effective on the next business day in recipient’s location, or (iii) by messenger or courier, effective upon receipt. The address of the Company shall be the Company’s Secretary at 237 West 35th Street, Suite 1101, New York, NY 10001, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(g)  Tax Consequences. THE RECEIPT OF THIS OPTION GRANT AND THE EXERCISE OF SUCH OPTIONS MAY BE SUBJECT TO TAX OR EXEMPT FORM TAX THE UNITED STATES OR ISRAEL. OPTIONEE SHOULD CONSULT WITH HIS/HER TAX ADVISOR IN ADVANCE CONCERNING THE RAMIFICATIONS TO OPTIONEE OF RECEIVING, HOLDING OR EXERCISING THE OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

(i) This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, Optionee's executors, administrators, legatees and heirs.

(j) The failure of any party to enforce at any time any provisions of this Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(k) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the [ ] day of [ ], [        ].

COMPANY: ANSWERS CORPORATION

By:
[ ]

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions and is familiar with Section 102, as defined in the Plan, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:________________________________
OPTIONEE:

By:
[ ]

EXHIBIT A

The following terms shall have the meanings indicated:

1. “Cause” shall mean a felony conviction by a court of law (which guilty verdict is sustained on final appeal) in connection with and limited to his services to the Company or a Related Entity, or pleading guilty to or no contest to a felony involving fraud, embezzlement, misappropriation of funds in connection with and limited to his services to the Company or a Related Entity. Any termination for Cause shall be made in writing to the Optionee, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.